SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 January 5, 1999
                                 ---------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                               Tel-Save.com, Inc.
                               ------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         Delaware                       0-26728                  23-2827736
         --------                       -------                  ----------
(STATE OR OTHER JURISDICTION          (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)               FILE NUMBER)           IDENTIFICATION NO.)

                      6805 Route 202, New Hope, PA       18938
                      ----------------------------       -----
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  215-862-1500
                                  ------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     For a discussion of transactions involving the disposition and sale of certain assets of Tel-Save.com, Inc. and its subsidiaries (the "Company"), see
Item 5 below.

ITEM 5. OTHER EVENTS

     On January 5, 1999, Mr. Daniel Borislow, a founder of the Company and its Chairman of the Board and Chief Executive Officer, resigned as a director and officer of the Company, and, upon such resignation, Mr. Gabriel Battista became a director and the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Battista's employment agreement with the Company provides, among other things, for his employment for three years and his right to nominate a majority of the Board of Directors of the Company at the next annual meeting of shareholders. Copies of Mr. Battista's employment, indemnification and stock option agreements are attached as Exhibits 10.1--10.4 to this Form 8-K. The above summary of the terms of Mr. Battista's employment is qualified in its entirety by reference to such agreements.

     On or about the same time as Mr. Borislow's departure, the Company entered into various agreements and engaged in various transactions with Mr. Borislow and certain entities in which he or his family has an interest:

     o The Company paid $1,000,000 to Mr. Borislow, assigned certain automobiles to him, and continued certain of his health and medical benefits and director and officer insurance. The Company also agreed that, so long as Mr. Borislow owns beneficially at least two percent (2%) of the Common Stock (on a fully diluted basis), Mr. Borislow would be entitled to: registration rights with respect to his shares of Common Stock and the right to require the Company to use a portion of proceeds from any securities offering by the Company to repurchase Mr. Borislow's securities of the Company. The Company also agreed that, so long as Mr. Borislow had such beneficial ownership, the Company would not, without the prior written consent of Mr. Borislow and subject to certain exceptions: (a) engage in certain significant corporate transactions, including the sale or encumbrance of substantially all of its assets, mergers and consolidations and certain material acquisitions, or, (b) for a period of 18 months from the agreement date, offer or sell any of its Common Stock unless and until Mr. Borislow has sold or otherwise disposed of all of the shares of Common Stock held by him on the agreement date. In turn, Mr. Borislow terminated his employment with the Company and agreed not to compete with the Company for at least one year. Mr. Borislow also agreed to guarantee up to $20,000,000 of the Company's obligations in connection with the America Online, Inc. ("AOL") investment noted below.

     o On January 5, 1999, the Company, in exchange for a total of 783,706 shares of Company common stock, (i) sold to Jimlew Capital, L.L.C., a company owned by Mr. Borislow, (a) all of the capital stock of Emergency Transportation Corporation (a wholly owned subsidiary of the Company, the primary asset of which is an interest in a jet airplane), valued at approximately $8.7 million, and (b) all of the real property constituting the Company's headquarters in New Hope, Pennsylvania, valued at approximately $2.0 million, and (ii) released Mr. Borislow from an obligation for approximately $4.7 million borrowed from the Company. Mr. Borislow agreed to lease to the Company a portion of the headquarters property at a base monthly rent of $12,500. The



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subsidiary  stock and the real  property  were valued based on the book value of these assets, which the management of the Company believes approximated the fair market value of these assets on the date of exchange. The Company common stock exchanged for the assets was valued at its market value on the date of the exchanges. The Company had previously determined that it would be desirable to dispose of these assets and accordingly believes that the ownership of these assets is not required for the continued operation of the Company's business.

     o On January 5, 1999, pursuant to an agreement effective as of December 31, 1998, the Company assigned to a trust for the benefit of Mr. Borislow's children the Company's interest in $53,700,000 principal amount of subordinated notes of Communication TeleSystems International d.b.a. WorldxChange Communications, in exchange for $62,545,000 aggregate principal amount of the Company's 4 1/2% convertible subordinated notes due 2002 and 5% convertible subordinated notes due 2004 owned by the trust. Under the terms of the exchange, the Company is entitled to receive from the trust 32% of all interest payments under the WorldxChange Notes and has provided the trust with a limited guarantee of collection under the WorldxChange Notes. The exchange rate was determined based on the Company's assessment of the fair values of the WorldxChange Notes (including the Company's limited guarantee and reflecting the interest right) and of the Company's subordinated notes given in exchange, which assessment was supported by the opinion of an independent investment banking firm as to the fairness to the Company of the consideration received.

     o As part of its efforts to reduce its outstanding debt through induced conversions of its outstanding convertible subordinated notes into shares of its Common Stock and repurchases of such notes, on January 5, 1999, the Company, in an open market transaction effected through an investment bank, purchased from a trust for the benefit of Mr. Borislow's children $65,080,000 aggregate principal amount of the Company's 4 1/2% convertible subordinated notes due 2002 and 5% convertible subordinated notes due 2004 owned by the trust for $56,246,265 in cash. With this most recent acquisition, the Company had reduced the principal amount outstanding of its subordinated convertible notes to $114,582,000 ($71,712,000 of 4-1/2% notes; $42,870,000 of 5% notes), of which approximately $64,000,000 continues to be held by one of such trusts.

     The agreements described above are attached as Exhibits 10.5-10.10 to this Form 8-K. The above summaries of the transactions are qualified in their entirety by reference to such agreements.

     Prior to Mr. Borislow's resignation, the Company also entered into significant new agreements with AT&T Corp. ("AT&T") and with AOL.

     As previously announced, the Company entered into new agreements with AT&T, effective as of December 29 and 31, 1998. The new agreements give the Company the right to acquire high speed DS-3 capacity for the Company's OBN Network from AT&T through an "indefeasible right to use" arrangement. These arrangements are similar to an ownership interest in the broadband fiber capacity and give the Company the right to use the capacity at effective rates significantly less than the Company would pay by buying services from AT&T. The Company's use of this capacity is expected to reduce significantly its costs of providing services over its OBN Network. The Company will make in the first quarter 1999 a one-time payment of approximately $13.2 million for these rights. At the same time, the Company also entered into an amendment to its Master Carrier



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Agreement  with AT&T that  improves the pricing  structure for services that the
Company buys from AT&T and sets different expiration dates for certain services. Redacted copies of the Company's new agreements with AT&T are attached as Exhibits 10.11--10.13 to this Form 8-K. The above summary of terms is qualified in its entirety by reference to such agreements.

     As announced on January 5, 1999, the Company amended its Telecommunications Marketing Agreement with AOL, and AOL made a further equity investment in the Company. The amendment of the agreement with AOL, which was effective as of October 1, 1998, extends the term of the arrangement until 2003 (subject to AOL's right on or after June 30, 2000 to market non-exclusively the services previously marketed exclusively for the Company in exchange for the elimination of the fixed quarterly payments that are otherwise payable by the Company), enhances for the Company the fee structure to provide for fixed quarterly payments during the term rather than indefinite profit-sharing, changes certain terms of the Company's rights to be the exclusive provider of various telecommunications services to AOL subscribers, alters certain terms of the online and offline marketing arrangements between the Company and AOL and provides for the implementation of the offering of wireless telecommunications services to the AOL subscribers. In connection with the amendments, AOL purchased a total of 4,121,372 shares of common stock of the Company for $55,000,000 in cash and the surrender of rights to purchase 5,076,016 shares of common stock of the Company pursuant to various warrants held by AOL. AOL agreed to end further vesting under the outstanding performance warrant and retained warrants exercisable for 2,721,984 shares of Company common stock. In connection with these exchanges and purchases, the Company agreed to reimburse AOL, during the period commencing on June 1, 1999 and ending on September 30, 2000, for realized losses up to a specified amount resulting from a decline in the value of the Company's common stock from AOL's purchase price. AOL also has the right, upon the occurrence of certain events (which include the breach by the Company of certain material agreements), to put back to the Company all of the shares (at AOL's purchase price) and warrants (at AOL's booked amount therefor) held by AOL. Tel-Save.com, Inc. agreed to secure its obligations under the investment agreement with a pledge of all of its assets. Tel-Save.com, Inc. also agreed to limitations on the incurrence of indebtedness and granted certain registration rights to AOL.

     As of January 11, 1999, there were 58,258,544 issued and outstanding shares of common stock, 8,676,091 shares held in treasury, 2,721,984 shares reserved for issuance on exercise of warrants (AOL), 4,596,059 shares reserved for issuance on conversion of outstanding convertible subordinated notes, 10,230,810 shares reserved for issuance upon exercise of employee stock options and 3,411,026 shares reserved for issuance upon exercise of the stock purchase rights to be distributed to record holders as of December 31, 1998.

     Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates", "projected", "expects", "expected", "anticipates" and "anticipated". These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-



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looking  statements  are  reasonable,  there  can  be  no  assurance  that  such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and the Company's actual results could differ materially from the Company's expectations. Important factors that could cause such actual results to differ materially include, among others, adverse developments in the Company's relationship with AT&T or AOL, increased price competition for long distance service, failure of the marketing of long distance services under the AOL Agreement or the need to incur greater marketing costs to maintain expected customer bases, attrition in the number of end users, increased implementation of PIC freezes by local telephone companies and changes in governmental policy, regulation and enforcement. The Company undertakes no obligation to update its forward-looking statements.

     For a further list and summary of these and other factors that could cause actual results to differ materially, see "Risk Factors" attached as Exhibit 99.1 to this Form 8-K.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Tel-Save.com, Inc.
                                                     (Registrant)

Date:  January 20, 1999                           By:  /s/ Aloysius T. Lawn, IV
                                                     --------------------------
                                                         General Counsel





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                                  EXHIBIT INDEX

3(i) Certificate of Ownership and Merger Merging Tel-Save.com, Inc. into Tel-Save Holdings, Inc. (Changing the name of the Registrant).

10.1 Employment Agreement, dated as of November 13, 1998, between the Company and Gabriel Battista.

10.2 Indemnification Agreement, dated as of December 28, 1998, between the Company and Gabriel Battista.

10.3 Stock Option Agreement, dated as of November 13, 1998, between the Company and Gabriel Battista.

10.4 Stock Option Agreement, dated as of November 13, 1998, between the Company and Gabriel Battista.

10.5 Severance Agreement, dated as of December 31, 1998, between the Company and Daniel Borislow.

10.6 Purchase Agreement regarding the stock of Emergency Transportation Corporation, dated as of January 5, 1999, between the Company and Jimlew Capital, L.L.C.

10.7 Exchange Agreement, dated as of December 31, 1998, among the Company, Tel-Save, Inc. and Mark Pavol, as Trustee of that certain D&K Grantor Retained Annuity Trust dated June 15, 1998.

10.8 Registration Rights Agreement, dated as of December 31, 1998, among the Company, Daniel Borislow, Mark Pavol, as Trustee of that certain D&K Grantor Retained Annuity Trust, dated June 15, 1998 and the Trustee of that certain D&K Grantor Retained Annuity Trust II.

10.9 Agreement of Purchase and Sale of Real Property, dated as of January 5, 1999, between Tel-Save, Inc. and Jimlew Capital, L.L.C.

10.10 Lease, dated as of January 5, 1999, between Tel-Save, Inc. and Jimlew Capital, L.L.C.

10.11 IRU Capacity Agreement, dated as of December 29, 1998, between Tel-Save, Inc. and AT&T Corp.*

10.12 IRU Capacity Agreement, dated as of December 30, 1998, between Tel-Save, Inc. and AT&T Corp.*

10.13 Amendment, dated as of January 1, 1999, between Tel-Save, Inc. and AT&T Corp., which amends that certain Master Carrier Agreement, dated April 22, 1998.*


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10.14   1998 Long-Term Incentive Plan of the Company.

99.1    Risk Factors.

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*    Portions  of this  document,  including  the  exhibits  thereto,  have been omitted, as noted therein.



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